Exhibit 10.46

Banco Votorantím

CREDIT RIGHTS FIDUCIARY ASSIGNMENT AGREEMENT No. 79586-1

1. PARTIES
COMPANY: ClMCORP COMERCIO INTERNACIONAL E INFORMATICA SA	Corporate Taxpayers’ Roll (CNPJ); xxx
Address: ALAMEDA MADEIRA, 258 {SUITE 1401 AND 1402)	District:

City: BARUERI	State: SP Postal Code:
Assigned Account no. xxx	Bank: 655 Branch: 001-9
BANK: BANCO VOTORANTIM S.A.	Corporate Taxpayers’ Roll (CNPJ); xxx
Address: AVENIDA DAS NAÇÕES UNIDAS,N°	District: VILA GERTRUDES
14.171, BUILDING A, 18TH FLOOR
City: SÃO PAULO	State: SP Postal Code:

2. SECURED TRANSACTION DESCRIPTION:
Transaction Type: Bank Credit Certificate - Working CapitalCertificate/Agreement Number: xxx
Credit Amount: Four million Brazilian Reais (R$ 4,000,000.00).
Interest Rate: A hundred percent (100.0000%) per annum of the average one-day interbank deposit rate (ID Rate) plus six and four hundred eleven ten-thousandths per annum (6.0410% p.a.), 252-day basis, exponentially calculated, corresponding to four thousand eight hundred ninety-nine hundred-thousandths per month (0.4899% p.m.), exponentially calculated.
Loan Granted on: 10/15/2010
Payment due in: one thousand two hundred and three (1203) days.
Place of Payment: São Paulo

Payment Schedule:
INSTALLMENT NO.	DUE DATE AMOUNT [IN BRAZILIAN REAIS]
1	111/22/2010Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 10/15/2010 to 11/22/2010

2	12/20/2010 Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 11/22/2010 to 12/20/2010
3	01/20/2011 Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 12/20/2010 to 01/20/2011
4	02/21/2011 Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 01/20/2011 to 02/21/2011
5	03/21/2011 Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 02/21/2011 to 03/21/2011
6	04/20/2011 Amount in connection with charges set forth in items 3.4 and 3.5 of the secured transaction, calculated from 03/21/2011 to 04/20/2011
7	05/20/2011 Principal repayment amounting to R$ 121,217.92, plus charges calculated from 04/20/2011 to 05/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
8	06/20/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 05/20/2011 to 06/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
9	07/20/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 06/20/2011 to 07/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
10	08/22/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 07/20/2011 to 08/22/2011, as set forth in items 3.4 and 3.5 of the secured transaction
11	09/20/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 08/22/2011 to 09/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
12	10/20/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 09/20/2011 to 10/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
13	11/21/2011 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 10/20/2011 to 11/21/2011, as set forth in items 3.4 and 3.5 of the secured transaction
14	12/20/2011 Principal repayment amounting to R$ 121,211.94,

plus charges calculated from 11/21/2011 to 12/20/2011, as set forth in items 3.4 and 3.5 of the secured transaction
01/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 12/20/2011 to 01/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
02/23/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 01/20/2012 to 02/23/2012, as set forth in items 3.4 and 3.5 of the secured transaction
03/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 02/23/2012 to 03/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
04/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 03/20/2012 to 04/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
05/21/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 04/20/2012 to 05/21/2012, as set forth in items 3.4 and 3.5 of the secured transaction
06/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 05/21/2012 to 06/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction

07/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 06/20/2012 to 07/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
08/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 07/20/2012 to 08/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
09/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 08/20/2012 to 09/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction

10/22/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 09/20/2012 to 10/22/2012, as set forth in items 3.4 and 3.5 of the secured transaction
11/20/2012 Principal repayment amounting to R$ 121,211.94,

plus charges calculated from 10/22/2012 to 11/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
26	12/20/2012 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 11/20/2012 to 12/20/2012, as set forth in items 3.4 and 3.5 of the secured transaction
27	01/21/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 12/20/2012 to 01/21/2013, as set forth in items 3.4 and 3.5 of the secured transaction
28 •	02/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 01/21/2013 to 02/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
29	03/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 02/20/2013 to 03/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
30 31
04/22/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 03/20/2013 to 04/22/2013, as set forth in items 3.4 and 3.5 of the secured transaction

05/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 04/22/2013 to 05/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction

32	06/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 05/20/2013 to 06/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
33 34
07/22/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 06/20/2013 to 07/22/2013, as set forth in items 3.4 and 3.5 of the secured transaction

08/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 07/22/2013 to 08/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction

35	09/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 08/20/2013 to 09/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
10/21/2013 Principal repayment amounting to R$ 121,211.94,

plus charges calculated from 09/20/2013 to 10/21/2013, as set forth in items 3.4 and 3.5 of the secured transaction
37	11/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 10/21/2013 to 11/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
38	12/20/2013 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 11/20/2013 to 12/20/2013, as set forth in items 3.4 and 3.5 of the secured transaction
39 .	01/30/2014 Principal repayment amounting to R$ 121,211.94, plus charges calculated from 12/20/2013 to 01/30/2014, as set forth in items 3.4 and 3.5 of the secured transaction
3. COLLATERAL DESCRIPTION
Fiduciary Assignment of Credit Rights arising from Agreement(s) specified below, whose copy(ies) are made an integral part hereof as Exhibit 1:
Agreement Name: Government Agreement
Agreement no.: xxx
Subject Matter: Leasing services for data processing, storage and backup equipment.
Term: 48 months
Contracting Party's Corporate Name: Agência Nacional de Vigilância Sanitária
Contracting Party's Corporate Taxpayers' Roll No.:
Minimum collateral percentage: a hundred percent (100%) of the Secured Operation debit balance.

By this private instrument, the above-mentioned Parties enter into this Credit Rights Fiduciary Assignment Agreement (hereinafter referred to as "Agreement"), which shall be governed by the following terms and conditions, as required by Article 66-B of Law no. 4728/65 and Articles 18-20 of Law no. 9154/97 and other applicable legal provisions and regulations.

I. Credit Rights Fiduciary Assignment

Clause 1 - In order to ensure that the COMPANY will fully perform its obligations assumed in the Secured Transaction or arising therefrom, the COMPANY hereby fiducially assigns the credit rights in connection with the above-mentioned agreement(s) without reserves, as defined in item 3 of the Recitals (hereinafter referred to as "Credit Rights"), as well as all credits available in the Assigned Account referred to in item 1 of the Recitals, whether resulting from the Credit Rights or not. The COMPANY hereby binds itself and its successors to perform a good, trustful fiduciary assignment at all times.

Paragraph One - As from this date, the BANK shall be the Credit Rights sole owner until the Secured Transaction is fully settled.

Paragraph Two - The fiduciary assignment constituted in Clause 1 above is intended to ensure the COMPANY's full and right performance of any and all payment obligations in connection with the Secured Transaction, including, but not limited to, the principal, interest, rates, fees, losses, damages, fines and expenses, as well as reimbursing any and all expenses incurred by the BANK due to the constitution, maintenance and/or execution of the fiduciary assignment constituted herein (hereinafter referred to as "Obligations").

Paragraph Three - While in effect, this collateral shall amount to the Minimum Collateral Percentage set forth in item 3 of the Recitals. The BANK shall periodically examine such amount. In the event such collateral percentage decreases, the COMPANY shall reinforce the collateral in no later than two (2) business days by fiducially assigning new credit rights to the BANK. They must be put forward and accepted by the BANK in advance; should the BANK reject them, the COMPANY shall deposit a sufficient amount in the Assigned Account, as specified in the Clause below, so that the collateral amounts to the said minimum percentage again, under penalty of accelerating the Secured Transaction maturity.

Paragraph Four - Should this collateral exceed the Minimum Collateral Percentage, the COMPANY hereby authorizes the BANK to irrevocably and irreversibly bind the surplus to other credit transactions through fiduciary assignment between the COMPANY and the BANK; all terms and conditions of such fiduciary assignment shall apply to credit operations they will be bound to.

Paragraph Five - The COMPANY hereby represents and ensures to the BANK that it is the sole owner of Credit Rights; such rights have been duly formalized, and thus can be freely negotiated; such rights are free and clear of any lien, charge and/or encumbrances of any character, except for the collaterals constituted herein, during the term hereof.

Paragraph Six - The COMPANY hereby represents that the Contracting Party(ies) referred to in item 3 of the Recitals above are not subsidiaries, affiliated companies or belonging to the same economic group as the COMPANY, as well as that they are not facing any events of insolvency, bankruptcy, court-supervised or out-of-court reorganization, suspension or loss of the right to conduct business, etc. that may affect the ability to pay the Credit Rights.

Clause 2 - The COMPANY hereby transfers the indirect ownership of Credit Rights and all documents proving the agreement(s) performance referred to in item 3 of the Recitals, including, but not limited to, copies of invoices, bills, proof of goods delivery and/or proof of service rendering, keeping them under its direct ownership, as bailee.

Sole Paragraph - The COMPANY shall be the bailee of all documents mentioned in Clause 2, as required by Articles 627 et seq. of the Civil Code, being in charge of keeping such documents and binding itself to deliver any copies or original documents to the BANK upon request in no later than two (2) business days, during the term hereof and under penalty of law.

Clause 3 - The Parties hereby represent that the Secured Transaction amount, as well as its payment schedule, place and date, its interest rate, and charges and fees payable by the COMPANY to the BANK, and that all other aspects of such operation are described in the respective loan instrument(s) and its exhibit(s); this instrument is an integral part thereof and unseverable for all legal purposes.

II. Term

Clause 4 - This Agreement takes effect on this date and shall be in force until the Secured Transaction is fully settled, regardless of any notice or notification, whether judicial or out-of-court.

III. Assigned Account

Clause 5 - The COMPANY hereby agrees to cause debtor(s) from agreement(s) referred to in item 3 of the Recitals make all payments due to the COMPANY by crediting to the account specified in item 1 of the Recitals (hereinafter referred to as "Assigned Account").

Clause 6 - As creditor, the BANK is entitled to collect Credit Rights directly from its debtor, to execute the respective collaterals, if required, to give release and sign receipts, as well as to take actions and sign documents required in order to enforce the provisions of this Clause.

Paragraph One - The COMPANY shall pay any and all costs and/or expenses arising from Credit Rights collection by the BANK in no later than two (2) business days as from the notification in connection therewith sent by the BANK.

Paragraph Two - The BANK may, at its sole discretion, withhold the amounts credited in the Assigned Account until the COMPANY pays unmatured installments.

IV. Collateral Execution Procedure

Clause 7 - Under Article 66-B of Law no. 4728/1965, the BANK, as creditor and in the event of default and/or acceleration of maturity of the Secured Transaction or nonpayment of any other COMPANY's obligation towards the BANK, is entitled to withhold and use the credit balance in the Assigned Account to repay and/or settle the Obligations or any other COMPANY's unpaid obligation towards the BANK, regardless of auction, judicial sale or any other judicial or out-of-court measure. Thereafter, the surplus shall be delivered to the COMPANY, if any.

Paragraph One - The COMPANY hereby represents that it is aware that, in the event of default and/or acceleration of maturity of the Secured Transaction, the fiduciary assignment subject matter hereof automatically, irrevocably and irreversibly grants the definitive ownership of Credit Rights, as well as proceeds arising from the collection thereof to the BANK. Such ownership shall only be transferred to the COMPANY upon settling the Secured Transaction.

Paragraph Two - In order to ensure that any and all COMPANY's obligations towards the BANK, whether current or future, the COMPANY hereby expressly authorizes the BANK to use this collateral in the event of default or breach of contract, regardless of prior notice or judicial or out-of-court notification, so as to repay and/or settle any other debt that the COMPANY owes or may owe to the BANK as a guarantor, whether accommodation party or surety.

Paragraph Three - The BANK may build up sufficient reserves to take the action referred to in the Clause above when appropriate, regardless of prior notice or judicial or out-of-court notification.

Clause 8 - In the event the agreement(s) referred to in item 3 of the Recitals are terminated or expire before all Obligations are fully performed; the COMPANY faces lawsuits, execution proceedings or any kind of judicial or out-of-court measures that affect the Credit Rights for any reason whatsoever, wholly or in part; or the funds are not credited to the Assigned Account, whether due to debtor's default of the above-mentioned agreement(s) or for not having performed the obligations thereof, the COMPANY shall provide the BANK with other collaterals within two (2) business days, as from such events. Should the BANK reject such collaterals, the COMPANY shall provide new collaterals, under penalty of accelerating the Secured Transaction maturity.

Sole Paragraph - In the event the BANK accepts the new collaterals under the previous Clause, the BANK shall release the collateral constituted hereunder.

V. Secured Transaction Payment

Clause 9 - The COMPANY hereby irrevocably and irreversibly authorizes the BANK to use the total amount deposited in the Assigned Account to pay, wholly or in part, the amount due in connection with the Secured Transaction on its respective maturity dates. The COMPANY shall bear the debit balance, if any.

Sole Paragraph - In the event there is no balance in the Assigned Account, the COMPANY shall not be released from its obligations under the Secured Transaction.

VI. COMPANY's Obligations

Clause 10 - Until its Obligations are fully performed, the COMPANY absolutely, continually, irrevocably and irreversibly agrees:

I.
to keep valid, appropriate, effective and in force all authorizations needed to execute this Agreement and instrument(s) required to formalize the Secured Transaction and to create the Assigned Account, as well as to perform all obligations hereunder and thereunder;

II.	to keep Credit Rights existing, valid, effective and in force, with no restrictions or conditions whatsoever;

III.
to defend itself in a timely and effective fashion against any actions, lawsuits, proceedings or procedures that may affect this Agreement and/or the agreement(s) giving rise to the Credit Rights in any way whatsoever;

IV.
in the event any debtor of the Credit Rights or third-parties on behalf of such debtors make the payments due by any other means except for crediting to the Assigned Account, the COMPANY shall cause such funds to be transferred to the Assigned Account in no later than the first (1st) business day after the date such payment is received.

V.	not to assign, waive or transfer the Credit Rights in any way or for any reason whatsoever;

VI.	to always keep the Exhibit I up-to-date hereunder;

VII.
not to change or allow any terms or conditions from agreement(s) giving rise to the Credit Rights or resulting in partial or full termination thereof to be changed without prior and express consent from the BANK; not to take any action or neglect such action that may cause the Credit Rights to be reduced in any way, express or implied; the COMPANY's rights to be waived under the above-mentioned instrument(s); or the respective contracting parties to be released from their obligations thereunder, whenever such changes, waivers or releases affect the COMPANY's ability to fully and strictly perform its Obligations.

VII. Waiver

Clause 11 - Any tolerance, partial performance or concession between the Parties shall always be deemed mere leniency and shall not be defined as waiver or loss of any right, capacity, lien, prerogative or powers granted (including authority), nor shall them result in novation, change, settlement, remission, modification or reduction of rights and obligations arising herefrom.

VIII. Irrevocability and Irreversibility

Clause 12 - This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, and they agree that all terms, conditions, covenants, authorities, treaties and obligations assumed herein are: (i) deemed perfect and definite on this date; (ii) entered into irrevocably and irreversibly; (iii) independent and separate from the instrument(s) giving rise to Credit Rights.

IX. Miscellaneous

Clause 13 - The COMPANY hereby agrees to take any and all actions and produce any and all documents required to formalize and settle this collateral, as the case may be. It further agrees to carry out and/or confirm everything required so that the rights and prerogatives hereunder are enforced.

Clause 14 - Invalidation or nullity of any Clause hereof, wholly or in part, shall not affect the others, which shall remain valid and in effect until the Parties hereto perform all their obligations hereunder.

Clause 15 - Any change to the terms and conditions hereof shall only be deemed valid if formalized in writing, by a proper instrument executed by the Parties hereto, as well as two (2) witnesses.

Clause 16 - Any and all costs or expenses arising herefrom shall be borne by the COMPANY, provided that they are duly proven.

Clause 17 - For the purposes hereof, the BANK shall, at its sole discretion, request the specific performance of obligations assumed herein by the COMPANY under Articles 461, 461-A, 466-B, 621 and 632 of the Code of Civil Procedure.

Clause 18 - The Parties hereby elect the Court of the city of São Paulo, São Paulo state, to settle any doubts or disputes whatsoever arising herefrom, and the Parties waive any other court, even the most privileged.
In witness whereof, the Parties duly execute this
Agreement, which shall inure to the benefit of, and be binding upon, the Parties and their respective successors, in three (3) counterparts of equal form and content, before the two (2)
undersigned witnesses.
São Paulo, October 15th, 2010.

(sgd.)(illegible)

CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S A

__________________________________________

BANCO VOTORANTIM S.A.

Witnesses:

1.___________________________________ Name: ID Card (RG): Individual Taxpayers’ Roll (CPF):	2.___________________________________ Name: ID Card (RG): Individual Taxpayers’ Roll (CPF):

EXHIBIT 1 TO THE CREDIT RIGHTS FIDUCIARY ASSIGNMENT PRIVATE INSTRUMENT NO. 79586-1

(Copy of the GOVERNMENT AGREEMENT No. 76/2009 and amendments thereto)